UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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PENSARE ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On January 16, 2019, Pensare Acquisition Corp. issued the following press release:

Pensare Acquisition Corp. Announces Contribution to Trust Account

NEW YORK, Jan. 16, 2019--(GLOBE NEWSWIRE)--Pensare Acquisition Corp. (NASDAQ:WRLS) (the “Company” or “Pensare”) previously announced that it will hold a special meeting in lieu of the 2019 annual meeting of stockholders (the “Special Meeting”) on January 28, 2019 at 11:00 a.m., local time, at the offices of Greenberg Traurig, LLP, located at the MetLife Building, 200 Park Avenue, New York, New York 10166 to vote on (i) a proposal to amend (the “Charter Amendment”) the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional three months, from February 1, 2019 to May 1, 2019 (the “Extended Date”); (ii) a proposal to re-elect (the “Director Proposal”) four directors to the Company’s board of directors, with each such director to serve until the second annual meeting of stockholders following the Special Meeting or until his successor is elected and qualified; and (iii) a proposal to ratify the selection by the Company’s Audit Committee of Marcum LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2019 (the “Auditor Proposal”).

The Company today announced that its sponsor has agreed to contribute to the Company as a loan $0.033 for each share of Pensare’s common stock issued in its initial public offering (each, a “Public Share”) that is not redeemed in connection with the stockholder vote to approve the Extension, for each calendar month, or portion thereof, that is needed by the Company to complete a business combination (the “Contribution”). The amount of the Contributions will not bear interest and will be repayable by the Company to the Company’s sponsor upon consummation of the Company’s initial business combination. The Extension will allow the Company until the Extended Date to complete a business combination.

As of January 15, 2019, the Company had approximately $315.9 million in the trust account established in connection with the Company’s initial public offering (the “Trust Account”), or approximately $10.17 per Public Share.

The Contribution will increase the pro rata portion of the funds available in the Trust Account in the event of the consummation of a business combination or liquidation from approximately $10.17 per Public Share to approximately $10.27 per Public Share, assuming the Company takes the entire time through May 1, 2019 to complete a business combination. If the Extension is implemented, the Company’s sponsor will make the first Contribution on or before February 10, 2019 and subsequent Contributions on or before the tenth of each subsequent month. If the Company’s sponsor determines not to continue extending for additional calendar months, its obligation to make additional Contributions will terminate and the Company will dissolve and liquidate in accordance with its amended and restated certificate of incorporation.

About Pensare Acquisition Corp.

Pensare is a blank check company formed for the purpose of entering into a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Pensare’s management team includes Darrell Mays, Chief Executive Officer, Dr. Robert Willis, President, and Lawrence E. Mock, Jr., Chairman of the Board.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements concerning a potential business combination and additional deposits into the Trust Account for the benefit of the Company’s stockholders. These statements are based on the Company’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the Company’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. The Company cannot assure you that even if the Charter Amendment is approved, it will be implemented or that the Company’s sponsor will determine to make the Contribution.

Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on January 8, 2019, annual report on Form 10-K for the fiscal year ended March 31, 2018 and quarterly reports on Form 10-Q for the quarterly periods ended June 30, 2018 and September 30, 2018, which are available, free of charge, at the SEC’s website at www.sec.gov.

Additional Information about the Proposals and Where to Find It

In connection with the proposed Charter Amendment, Director Proposal and Auditor Proposal, the Company filed a definitive proxy statement with the SEC on January 8, 2019 and thereafter commenced mailing the definitive proxy statement to its stockholders as of the December 26, 2018 record date for the Special Meeting. Investors and security holders of the Company are advised to read the definitive proxy statement that was filed with the SEC in connection with the Company’s solicitation of proxies for its Special Meeting to be held to approve the proposed Charter Amendment, Director Proposal and Auditor Proposal because the definitive proxy statement contains important information about the proposed Charter Amendment, Director Proposal and Auditor Proposal. Stockholders may also obtain a copy of the definitive proxy statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Pensare Acquisition Corp., 1720 Peachtree Street, Suite 629, Atlanta, GA 30309, Attention: Darrell J. Mays, Chief Executive Officer.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali LLC, at: Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, phone: (800) 662-5200 (banks and brokers call collect at: (203) 658-9400), email: WRLS.info@morrowsodali.com.

Participants in Solicitation

The Company and certain of its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders. Information concerning the interests of the directors and executive officers of the Company is set forth in the definitive proxy statement filed with the SEC on January 8, 2019.

Contact:

Pensare Acquisition Corporation

David Panton, 1.404.234.3098

info@pensaregrp.com